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                                                                     EXHIBIT l.3


                                    CONSENT


     Edwards & Angell, LLP hereby consents to all references to the Firm included in or made a part of this Registration Statement.



                                            Edwards & Angell, LLP


                                            By /s/ GEOFFREY ETHERINGTON III
                                               --------------------------------
                                                   Authorized Signatory


New York, New York

May 9, 2002